Exhibit 24(b)(8.17)

NINTH AMENDMENT

TO SELLING AND SERVICES AGREEMENT

            THIS NINTH AMENDMENT dated as of September 21, 2015 by and between AllianceBernstein Investments, Inc. (the “Distributor”) and Voya Retirement Insurance and Annuity Company (formerly, “ING Life Insurance and Annuity Company”) (“Voya Retirement”), Voya Institutional Plan Services LLC  (formerly, “ING Institutional Plan Services LLC”) (“ING Institutional”), and Voya Financial Partners, LLC (formerly, ING Financial Advisers, LLC”) (“Voya Financial”) (collectively, “Voya”),   is made to the Selling and Services Agreement dated as of July 26, 2000, as amended.  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the parties now desire to amend the Agreement to update the list of Funds to make Advisor Class shares of the AB Funds (formerly referred to as the “AllianceBernstein Funds”) available to clients of ING.

            NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties hereby amend the Agreement as follows:

Effective September 1, 2014, ING Financial Advisers, LLC was renamed Voya Financial Partners, LLC.; ING Life Insurance and Annuity Company was renamed Voya Retirement Insurance and Annuity Company; and ING Institutional Plan Services, LLC was renamed Voya Institutional Plan Services, LLC.

Schedule A to the Agreement — List of Available Funds and Fee Schedule — is deleted in its entirety and replaced with the Schedule A attached hereto.

            Except as provided herein, the terms and conditions contained in the Agreement, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed in their names and on their behalf by and through their duly authorized officers as of the day and year set forth above.

VOYA RETIREMENT  INSURANCE AND

ANNUITY COMPANY

By:      /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

VOYA FINANCIAL PARTNERS, LLC

By:      /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By:   /s/ Gordon Elrod

Name:  Gordon Elrod

Title:  Vice President

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:      /s/ Daniel A. Notto

Name:  Daniel A. Notto

Title:    Assistant Secretary

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Schedule A

List of Available Funds

Class A shares of All AB Funds, including the AB Exchange Reserves Fund

Class R shares of All AB Funds, including the AB Exchange Reserves Fund

Class K shares of All AB Funds, including the AB Exchange Reserves Fund

Class I shares of All AB Funds, including the AB Exchange Reserves Fund

Advisor Class shares of All AB Funds, including the AB Exchange Reserves Fund

Class Z shares of All AB Funds (not applicable to the AB Exchange Reserves Fund)

Fee Schedule

As compensation for the services Voya renders under the Agreement, Distributor will pay a fee to ING equal to on an annual basis the rate set forth below multiplied by the average daily value of the assets in Voya accounts in the Funds.

Share Class	A1	R	K	I	Advisor	Z
12b-1 Fees	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%
Service Fees*	X.XX%[2]	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%
Total Fees	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%	X.XX%

1 The parties understand that Class A Shares of the Funds are not available to new Plans for which Voya Institutional commences services after April 1, 2008 or for which Voya Retirement commences services after April 22, 2009, and should any such Plans invest in Class A Shares after April 1, 2008 (in the case of Voya Institutional) or April 22, 2009 (in the case of Voya Retirement), the Company will not pay service fees with respect to those Class A investments, except that Plans which invest (as of April 1, 2008) through the Voya (k)Choice 1 MFP product shall retain both any current investment in Class A Shares of the Funds as well as the option of prospectively investing in Class A Shares of the Funds and Company shall pay service fees with respect to those Class A investments.

2 The Service Fee rate for Class A shares with respect to Plans serviced by Voya Retirement shall be xx%.

* No Service Fees shall be payable under the Agreement with respect to the AB Exchange Reserves Fund.

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